Exhibit 32

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

CERTIFICATIONS

The undersigned, Mark Sampson, President and Chief Executive Officer of Nexaira Wireless Inc. (the “Company”), and Ralph Proceviat, Chief Financial Officer of the Company, each hereby certifies pursuant to Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. Section 1350), as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1. The Quarterly Report on Form 10-Q of the Company for the six months ended April 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Quarterly Report on Form 10-Q of the Company for the six months ended April 30, 2010 fairly presents, in all material respects, the financial condition and the results of operations of the Company.

IN WITNESS WHEREOF, the undersigned have set their hands hereto as of the 10thth day of June, 2010.

/s/ MARK SAMPSON

Mark Sampson
President and Chief Executive Officer
(Principal Executive Officer)

/S/ RALPH PROCEVIAT

Ralph Proceviat
Chief Financial Officer
(Principal Financial and Accounting Officer)